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                                                                      EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1997, included in First Tennessee National Corporation's 1996 Annual Report on Form 10-K, into the Company's previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142,
33-52561, 33-57241, 33-58975, 33-63809, 33-64471, 333-16225, 333-16227,
333-17457, 333-17457-01, 333-17457-02, 333-17457-03, and 333-17457-04 and to
all references to our firm included therein.


Arthur Andersen LLP

Memphis, Tennessee
March 27, 1997